UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

January 18, 2005
Date of Report (Date of earliest event reported)

CELL GENESYS, INC.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	0-19986 (Commission File Number)	94-3061375 (I.R.S. Employer Identification Number)

500 Forbes Boulevard
South San Francisco, CA 94080
(Address of principal executive offices, including zip code)

(650) 266-3000
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02. Unregistered Sales of Equity Securities.

     On January 18, 2005, all of the 152 outstanding shares of Series B redeemable convertible preferred stock of Cell Genesys, Inc. (the “Company”) issued in January 2000 automatically converted into 275,622 shares of common stock of the Company at an effective conversion price of $6.895 per share. In accordance with their terms, the shares of the Company’s Series B preferred automatically converted into shares of the Company’s common stock on the five-year anniversary of their issuance, according to a predetermined formula. The total carrying amount of the preferred shares converted, including imputed dividends, was approximately $1.9 million. The conversion into common stock constituted an exchange with existing security holders without payment for any solicitation, and was therefore exempt from registration under Section 3(a)(9) of the Securities Act of 1933, as amended. Following the conversion, no shares of the Company’s Series B preferred remained outstanding.

Item 8.01. Other Events.

     See disclosure under Item 3.02 above.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CELL GENESYS, INC.
Date: January 24, 2005	By:	/s/ Matthew J. Pfeffer
		Name:	Matthew J. Pfeffer
		Title:	Vice President and Chief Financial Officer